LEGG MASON PARTNERS INCOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's additional definitive proxy soliciting materials and rule 14(a)(12) material dated January 12, 2007 filed on January 12, 2007.
(Accession No. 0001193125-07-005917)